EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The annual report of Pier 1 Imports, Inc. for the period ended February 26, 2005 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: May 4, 2005	By:	/s/ Marvin J. Girouard

Marvin J. Girouard, Chairman of the Board and Chief Executive Officer

Date: May 4, 2005	By:	/s/ Charles H.Turner

Charles H.Turner, Executive Vice President, Finance, Chief Financial Officer and Treasurer

A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.